Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL 2010 THIRD QUARTER RESULTS

• Modest Revenue Growth

• Efficiencies Drive Improved Operating Income

• Board of Directors Approves Regular Quarterly Dividend

Mentor, Ohio (February 2, 2010)—STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2010 third quarter ended December 31, 2009. Fiscal 2010 third quarter revenues were $327.8 million compared with $319.5 million in the third quarter of fiscal 2009, an increase of 3%. On a constant currency basis, revenues increased 1%.

As reported, operating income was $59.4 million, or 18.1% of revenues, compared with $45.8 million, or 14.3% of revenues in the third quarter of fiscal 2009. Operating results for the third quarter of fiscal 2009 include the impact of a $12.3 million pre-tax charge related to restructuring efforts. On the consolidated statements of income, $2.8 million of this charge was recorded as restructuring expense and $9.5 million was recorded in cost of goods sold. In addition, during the third quarter of fiscal 2009 the Company made changes to certain benefit policies which resulted in an additional $7.9 million in pre-tax income. Excluding these items, third quarter fiscal 2009 operating income was $50.2 million, or 15.7% of revenues.

Fiscal 2010 third quarter net income was $41.0 million, or $0.69 per diluted share, compared with net income of $28.6 million, or $0.48 per diluted share, in the third quarter of fiscal 2009. Excluding both the restructuring charge and the adjustment for benefit changes, net of tax, fiscal 2009 third quarter net income was $31.3 million, or $0.53 per diluted share.

“Our performance has continued to improve throughout the fiscal year as demand for our Healthcare capital equipment has improved, and order levels seem to be stabilizing,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “While we are pleased with our performance this quarter, we have so far been unable to resolve our SYSTEM 1 510(k) issue with the FDA. As a result, although our operating performance excluding SYSTEM 1 continues to be strong, given the forecast uncertainty with SYSTEM 1 we are not providing guidance for the full fiscal year 2010

STERIS Corporation

News Announcement

at this time. We have been in nearly daily communication with the FDA to develop a plan to assist healthcare facilities with their transition to acceptable alternatives. As soon as we have a definitive plan, we will provide as much clarity as possible to both our Customers and shareholders.”

Segment Results

Healthcare revenues in the quarter were $233.3 million compared with $230.2 million in the third quarter of fiscal 2009, an increase of 1%. Double-digit growth in consumable revenue, in particular demand for hand hygiene products related to H1N1 and Prolystica ultra-concentrate chemistries drove the increase. However, that strength was somewhat offset by low single-digit declines in capital equipment and service revenues. Backlog levels at quarter end were $134.4 million, essentially flat when compared with the same time last year. Operating income was $45.3 million compared with $32.4 million in the prior year period, driven by efficiency initiatives and lower raw material costs. Excluding the restructuring charge and the adjustment for benefit changes, Healthcare operating income was $36.5 million in the third quarter of fiscal 2009.

Life Sciences third quarter revenues were $58.9 million compared with $52.8 million in the third quarter of fiscal 2009, an increase of 12% Double-digit growth in capital equipment and consumables was somewhat offset by a decline in service revenues. Backlog levels at quarter end were $45.4 million, a decline of 10% compared with the prior year period, reflecting the timing of capital equipment shipments. Life Sciences operating income was $10.1 million, compared with $7.2 million in the prior year period, driven primarily by increased volumes and improved operating efficiencies. Excluding the restructuring charge and the adjustment for benefit changes, Life Sciences operating income was $8.3 million in the third quarter of fiscal 2009.

Fiscal 2010 third quarter revenues for Isomedix Services were $35.0 million compared with $34.6 million in the same period last year, an increase of 1%. Revenues were affected by the previously disclosed sale of a facility during the fourth quarter of fiscal 2009, the impact of which was partially offset by a modest improvement in demand from medical device Customers. Operating income was $6.9 million in the quarter compared with $8.5 million in the third quarter of last year. The decline in operating income was primarily related to expenses associated with the Company’s decision to consolidate a facility in the Southwest and exit the E-beam materials modification business, which combined, negatively impacted operating income by $1.7 million during the third quarter. Excluding

STERIS Corporation

News Announcement

those expenses, fiscal 2010 third quarter operating income was $8.6 million, compared with $7.7 million in the third quarter of fiscal 2009 excluding the adjustment for benefit changes.

Cash Flow

Net cash provided by operations for the first nine months of fiscal 2010 was $158.7 million, compared with net cash provided by operations of $108.3 million in the same period last year. Free cash flow (see note 1) for the first nine months of fiscal 2010 was $129.4 million, compared with free cash flow of $89.6 million in the prior year period. The growth in free cash flow was driven by increased earnings and lower working capital requirements.

Regular Quarterly Dividend Announced

The Company also announced today that STERIS’s Board of Directors has authorized a regular quarterly dividend in the amount of $0.11 per common share. The dividend is payable March 23, 2010 to shareholders of record at the close of business on February 23, 2010.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available from 12:00 p.m. Eastern time on February 2, 2010, until 5:00 p.m. Eastern time on February 16, either over the Internet at www.steris-ir.com or via phone by calling 1-866-508-6481 in the United States and Canada, and 1-203-369-1903 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 5,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The

STERIS Corporation

News Announcement

Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future growth opportunities, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

# # #

This news release and the conference call referenced here may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “potential,” “confidence,” “improve,” “optimistic,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws or government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any outcome from litigation, regulatory action, administrative proceedings, government investigations, warning letters, cost reductions, business strategies, level of share repurchases or dividends, earnings and revenue trends, expense reduction or other future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation previously disclosed FDA warning letters, government investigations, and the December 3, 2009 FDA notice, or other requirements or standards, may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated cost savings or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with the matters described in this release and the conference call referenced here, may adversely impact Company performance, results, or value, (g) the effect of the contraction in credit availability, as well as the ability of our customers and suppliers to adequately access the credit markets when needed, and (h) those risks described in our Annual Report on Form 10-K for the year ended March 31, 2009 and the Form 10-Q for the quarter ended September 30, 2009.

STERIS Corporation

Consolidated Condensed Statements of Income

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$327,832	$319,467	$925,604	$954,159
Cost of revenues	188,349	195,400	528,630	567,228

Gross profit	139,483	124,067	396,974	386,931

Operating expenses:
Selling, general, and administrative	71,776	67,272	220,897	231,910
Research and development	8,265	8,122	24,035	24,469
Restructuring expense	14	2,855	(313)	2,726

Total operating expenses	80,055	78,249	244,619	259,105

Income from operations	59,428	45,818	152,355	127,826
Non-operating expense, net	2,756	2,848	8,473	6,211
Income tax expense	15,666	14,395	45,250	38,746

Net income	$41,006	$28,575	$98,632	$82,869

Earnings per common share (EPS) data:
Basic	$0.70	$0.49	$1.68	$1.41

Diluted	$0.69	$0.48	$1.66	$1.39

Cash dividends declared per common share outstanding	$2.11	$0.08	$2.33	$0.22

Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	58,962	58,660	58,711	58,889
Diluted number of common shares outstanding	59,758	59,243	59,281	59,701

STERIS Corporation
Consolidated Condensed Balance Sheets
(In thousands)
	December 31, 2009	March 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$265,419	$154,180
Accounts receivable, net	207,087	238,438
Inventories, net	128,413	130,218
Other current assets	25,810	30,294
Total Current Assets	626,729	553,130

Property, plant, and equipment, net	347,346	350,996
Goodwill and intangible assets, net	311,859	305,189
Other assets	9,755	7,624

Total Assets	$1,295,689	$1,216,939

Liabilities and Equity
Current liabilities:
Accounts payable	$55,703	$68,573
Other current liabilities	120,038	133,453

Total Current Liabilities	175,741	202,026

Long-term debt	310,000	210,000
Other liabilities	76,788	86,748
Equity	733,160	718,165

Total Liabilities and Equity	$1,295,689	$1,216,939

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:

Healthcare	$233,277	$230,177	$656,887	$682,078
Life Sciences	58,910	52,787	159,427	157,977
STERIS Isomedix Services	34,987	34,642	105,129	108,476

Total Reportable Segments	327,174	317,606	921,443	948,531
Corporate and Other	658	1,861	4,161	5,628

Total Segment Revenues	$327,832	$319,467	$925,604	$954,159

Segment Operating Income (Loss):

Healthcare	$45,254	$32,406	$113,722	$94,334
Life Sciences	10,123	7,151	23,442	14,426
STERIS Isomedix Services	6,929	8,453	22,669	26,851

Total Reportable Segments	62,306	48,010	159,833	135,611
Corporate and Other	(2,878)	(2,192)	(7,478)	(7,785)

Total Segment Operating Income	$59,428	$45,818	$152,355	$127,826

STERIS Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Nine Months Ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$98,632	$82,869
Non-cash items	54,304	50,606
Working capital adjustments	5,732	(25,151)

Net cash provided by operating activities	158,668	108,324

Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(29,839)	(29,704)
Proceeds from sale of property, plant, equipment and intangibles	574	10,981
Equity investment in joint venture	(1,500)	(4,150)

Net cash used in investing activities	(30,765)	(22,873)

Financing Activities:
Proceeds from the issuance of long-term obligations	—	150,000
Payments on long-term obligations	—	(40,500)
Proceeds (payments) under credit facilities, net	100,000	(79,180)
Deferred financing fees and debt issuance costs	—	(476)
Repurchases of common shares	(289)	(80,466)
Cash dividends paid to common shareholders	(137,509)	(12,981)
Stock option and other equity transactions, net	12,339	33,254
Tax benefit from stock options exercised	1,927	8,766

Net cash used in financing activities	(23,532)	(21,583)
Effect of exchange rate changes on cash and cash equivalents	6,868	(9,686)

Increase in cash and cash equivalents	111,239	54,182
Cash and cash equivalents at beginning of period	154,180	51,868

Cash and cash equivalents at end of period	$265,419	$106,050

STERIS Corporation

Non-GAAP Disclosures (Unaudited)

(In thousands, except per share data)

The following table presents financial measures which are considered to be “non-GAAP financial measures” under Securities Exchange Commissions rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future growth opportunities, repurchase common shares, and pay cash dividends. STERIS's calculation of free cash flow may vary from other companies.

	Nine Months Ended December 31,
	2009	2008
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$158,668	$108,324
Purchases of property, plant, equipment, and intangibles, net	$(29,839)	$(29,704)
Proceeds from the sale of property, plant, equipment, and intangibles	$574	$10,981

Free Cash Flow	$129,403	$89,601

STERIS Corporation

Supplemental Financial Data (unaudited)

Third Quarter Fiscal 2010

As of December 31, 2009

	FY 2010 Q3	FY 2009 Q3	Change

Total Company Revenues
Capital	$132,541	$129,563	2.3%
Consumables	81,531	73,745	10.6%
Service	113,760	116,159	-2.1%

Total Recurring	195,291	189,904	2.8%

Total Revenues	$327,832	$319,467	2.6%

United States Revenues	$244,067	$250,355	-2.5%
United States Revenues as a % of Total	74%	78%	-5.0%
International Revenues	$83,765	$69,112	21.2%
International Revenues as % of Total	26%	22%	18.1%

	Q3	Q3	Change
Segment Data
Healthcare
Revenues
Capital	$106,835	$109,221	-2.2%
Consumables	66,494	60,217	10.4%
Service	59,948	60,739	-1.3%

Total Recurring	126,442	120,956	4.5%

Total Healthcare Revenues	$233,277	$230,177	1.3%

Operating Profit/(Loss)	45,254	32,406	39.6%

Life Sciences
Revenues
Capital	$25,697	$20,292	26.6%
Consumables	15,037	13,528	11.2%
Service	18,176	18,967	-4.2%

Total Recurring	33,213	32,495	2.2%

Total Life Sciences Revenues	$58,910	$52,787	11.6%

Operating Profit/(Loss)	10,123	7,151	41.6%

Isomedix Services
Revenues	$34,987	$34,642	1.0%
Operating Profit/(Loss)	6,929	8,453	-18.0%

Corporate and Other
Revenues	$658	$1,861	-64.6%
Operating Profit/(Loss)	(2,878)	(2,192)	31.3%

	Q3	Q3	Total
Other Data
Healthcare Backlog	$134,400	$133,863	0.4%
Life Sciences Backlog	45,362	50,170	-9.6%

Total Backlog	$179,762	$184,033	-2.3%

Free Cash Flow	$55,029	$32,276	70.5%
Net Debt	$44,581	$104,250	-57.2%

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company's most recent 10-K for definitions (and reconciliation where appropriate) of backlog, free cash flow and net debt.